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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2002
Date of Report (date of earliest event reported)

INPURPLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-60842	33-0947822
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
600 Anton Blvd., 11th Floor, Costa Mesa, California (Address of principal executive offices)	92629 (Zip Code)

Registrant's telephone number, including area code: (714) 371-4034

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On March 20, 2002, the registrant, InPurple, Inc., a Delaware corporation (the "Company"), completed the public sale of 361,006 shares of its common stock, par value $0.001 per share, pursuant to a registration statement on Form SB-2 which was declared effective on February 11, 2002. Upon acceptance by the Company of subscription proceeds of $1,497,944 for the 361,006 shares, the Company terminated the offering. As a result of the completion of the offering, effective March 20, 2002 the Company had a total of 1,861,007 shares of common stock, par value $0.001 per share, issued and outstanding.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

InPurple, Inc.
By:	/s/ SEAN P. LEWIS Sean P. Lewis Chairman and Chief Executive Officer

Dated: March 20, 2002

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